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Exhibit 23.2

Consent of independent registered public accounting firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 14, 2005, relating to the financial statements and financial statement schedules of Central European Media Enterprises Ltd (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 24 and the adoption of Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities"), and management's report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion and includes an explanatory paragraph relating to a material weakness identified), included in the Annual Report on Form 10-K of Central European Media Enterprises Ltd for the year ended December 31, 2004, and to the use of our reports dated March 14, 2005, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
London, United Kingdom
April 1, 2005

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  Exhibit 23.2
Consent of independent registered public accounting firm